UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities exchange act of 1934

Date of report (Date of earliest event reported): August 16, 2004
___________

GULFPORT ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation	000-19514 (Commission File Number)	73-1521290 (I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100 Oklahoma City, Oklahoma (Address of principal executive offices)		73134 (Zip code)
Registrant’s telephone number, including area code: (405) 848-8807 Not Applicable (Former name or former address, if changed since last report)

Item 5.	Other Events

On August 17, 2004, Gulfport Energy Corporation issued a press release announcing that it has extended the expiration date of its rights offering. The rights offering was originally scheduled to expire at 5:00 p.m., Dallas time, on August 17, 2004. As extended, the rights offering will expire at 5:00 p.m., Dallas time, on August 20, 2004, unless Gulfport further extends the rights offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7(c).	EXHIBITS
99.1 News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: August 17, 2004	By:	/s/ Lisa Holbrook
Lisa Holbrook
Vice President, General Counsel and Secretary

                                                                                                                                                                                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
LISA HOLBROOK
14313 North May Avenue, Suite 100
Oklahoma City, Oklahoma 73134
(405) 848-8807

GULFPORT ANNOUNCES EXTENSION OF RIGHTS OFFERING

Oklahoma City, OK – August 16, 2004 – Gulfport Energy Corporation, a Delaware corporation (“Gulfport”), announced today that it has extended the expiration date of its rights offering. On July 23, 2004, Gulfport commenced a rights offering pursuant to which it distributed to the holders of its common stock transferable rights to subscribe for and purchase an aggregate of 10,000,000 shares of its common stock. Holders of common stock of record as of the close of business on July 16, 2004 are entitled to receive one transferable subscription right for each 1.0146 shares of common stock owned as of the record date. Each right entitles the holder to purchase one share of common stock at a subscription price of $1.20. The rights offering was originally scheduled to expire at 5:00 p.m., Dallas time, on August 17, 2004. As extended, the rights offering will expire at 5:00 p.m., Dallas time, on August 20, 2004, unless Gulfport further extends the rights offering.

Gulfport expressly reserves the right to further extend the rights offering on a daily or other basis as it may determine in its sole discretion. Gulfport does not currently intend to further extend the rights offering.

Questions concerning the delivery of appropriate documents, as well as requests for additional sets of rights offering materials, should be directed to Todd Burrus at (816) 860-3020 at UMB Bank, N.A., Gulfport’s subscription agent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as estimated future net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, including those discussed in the “Risk Factors” section in our Annual Report on Form 10-Ksb for the year ended December 31, 2003, and general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward looking statements, whether as a result of new information, future results or otherwise.

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